EXHIBIT 10.2

THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May __, 2011, by and among PENINSULA GAMING, LLC, a Delaware limited liability company (“Parent”), DIAMOND JO, LLC, a Delaware limited liability company (“DJL”), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company (“OED”), DIAMOND JO WORTH, LLC, a Delaware limited liability company (“DJW”), BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company (“Amelia Belle”), KANSAS STAR CASINO, LLC, a Kansas limited liability company (“Kansas Star”; and together with Parent, DJL, OED, DJW and Amelia Belle, referred to hereinafter each individually as a “Borrower”, and individually and collectively, as “Borrowers”), PENINSULA GAMING CORP., a Delaware corporation (“Guarantor”), the Lenders (as defined in the hereinafter defined Loan Agreement) signatories hereto, and WELLS FARGO CAPITAL FINANCE, INC. (formerly known as Wells Fargo Foothill, Inc.), a California corporation, as the arranger and agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, Agent, and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of October 29, 2009, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of June 15, 2010 and that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of February 2, 2011 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lender Group has agreed to make the Advances and other extensions of credit to Borrowers from time to time pursuant to the terms and conditions thereof and the other Loan Documents;

WHEREAS, Borrowers requested that certain terms and conditions of the Loan Agreement be amended and the Lender Group has agreed to the requested amendments on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Section 2.12 of the Loan Agreement, Letters of Credit, is hereby modified and amended by deleting clause (a)(ii) thereof in its entirety and inserting the following in lieu thereof:

"(ii)           the Letter of Credit Usage would exceed $25,000,000, or"

2. No Other Amendments or Waivers.  Except in connection with the amendments set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Loan Agreement (including, without limitation, the schedules thereto) and all other Loan Documents shall remain unchanged and in full force and effect and Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein.  Borrowers and Guarantors acknowledge and expressly agree that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents, as amended herein.  Neither Borrowers nor Guarantors have any knowledge of any challenge to Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3. Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, the following conditions have been satisfied, as determined by Agent in its sole and absolute discretion:

(a) Agent shall have received, in form and substance satisfactory to Agent, counterparts of this Amendment duly executed and delivered by Borrowers, Agent and the Lenders;

(b) Agent shall have received a reaffirmation agreement, in form and substance satisfactory to Agent, duly executed and delivered by Borrowers, Guarantor, Peninsula Gaming Partners, LLC, and Agent; and

(c) such other information, documents, instruments or approvals as Agent or Agent’s counsel may reasonably require.

4. Representations and Warranties.  In consideration of the execution and delivery of this Amendment by Agent and the Lenders, each Borrower and each Guarantor (Borrowers and Guarantor are referred to hereinafter collectively as the “Loan Parties” and each as a “Loan Party”) hereby represents and warrants in favor of Agent and the Lenders as follows:

(a) as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment have been duly authorized by all necessary action on the part of such Loan Party;

(b) as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Loan Party (including, without limitation, any of the Notes Documents), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (iv) require any approval of such Loan Party’s members or shareholders or any approval or consent of any Person under any material contractual obligation of such Loan Party;

(c) the execution, delivery, and performance by such Loan Party of this Amendment do not and will not require any registration with, consent or approval of, notice to, or other action with or by, any Governmental Authority or other Person, other than any consent or approval that has been obtained and remains in full force and effect;

(d) as to each Loan Party, the Loan Documents to which such Loan Party is a party (including, without limitation, the Loan Agreement, this Amendment and all other documents contemplated hereby), when executed and delivered by such Loan Party, will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e) no Default or Event of Default exists under the Loan Agreement or the other Loan Documents; and

(f) as of the date hereof, all representations and warranties of each Loan Party set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects, except to the extent such representation or warranty expressly relates to an earlier date (in which case such statement was true and correct in all material respects on and as of such earlier date).

5. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

6. Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

7. Affirmation of Guaranty.  By executing this Amendment, Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under the Guaranty to which it is a party and the other Loan Documents to which it is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection herewith shall not alter, amend, reduce or modify its obligations and liability under such Guaranty or any of the other Loan Documents to which it is a party.

8. Release.  In consideration for the accommodations provided pursuant to this Amendment, and acknowledging that Agent and the Lenders will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Guarantor hereby releases, remises and forever discharges Agent and the Lenders and their respective agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from any and all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to the Loan Agreement, the other Loan Documents, and/or any dealings with any of the Released Parties in connection with the transactions contemplated by such documents or this Amendment prior to date hereof.  This release shall be and remain in full force and effect notwithstanding the discovery by Borrowers and Guarantor after the date hereof (a) of any new or additional claim against any Released Party, (b) of any new or additional facts in any way relating to the subject matter of this release, (c) that any fact relied upon by it was incorrect or (d) that any representation made by any Released Party was untrue or that any Released Party concealed any fact, circumstance or claim relevant to Borrowers’ and Guarantor’s execution of this release; provided, however, this release shall not extend to any claims arising after the execution of this Amendment.

9. Costs, Expenses and Taxes.  Borrowers agree, jointly and severally, to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.  In addition, Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  Borrowers hereby acknowledge and agree that Agent may, without prior notice to Borrowers, charge such costs and fees to Borrowers’ Loan Account pursuant to Section 2.6(d) of the Loan Agreement.

10. Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

11. Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

12. GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

13. Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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LEGAL_US_W # 67944768.2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	PENINSULA GAMING, LLC, a Delaware limited liability company

	By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

DIAMOND JO, LLC, a Delaware limited liability company

By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

THE OLD EVANGELINE DOWNS, L.L.C. , a Louisiana limited liability company

By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

DIAMOND JO WORTH, LLC, a Louisiana limited liability company

By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

BELLE OF ORLEANS, L.L.C. , a Louisiana limited liability company

By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

KANSAS STAR CASINO, LLC , a Kansas limited liability company

By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

AGENT AND LENDERS:	WELLS FARGO CAPITAL FINANCE, INC. (formerly known as Wells Fargo Foothill, Inc.), a California corporation, as Agent and as a Lender

	By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

ACKOWLEDGED AND AGREED: GUARANTOR:	PENINSULA GAMING CORP., a Delaware corporation

	By:	/s/ Jonathan Swain
Name: Jonathan Swain
Title: Chief Operating Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]